Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, November 9, 2022 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2022 THIRD QUARTER RESULTS
•Total revenues increase 19.1% year-over-year from Q3 '21

•Software Annual Recurring Revenues (ARR)(1) grew to $106.6 million - a 29.2% increase from $82.5 million reported in Q3 '21

New Hartford, NY- November 9, 2022 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the third quarter ended September 30, 2022.

Summary of Fiscal 2022 Third Quarter
•Revenues were reported at $92.8 million for the third quarter of 2022, a 19.1% increase compared to $77.9 million for the same period in 2021.
•Net loss for the third quarter of 2022 was $21.3 million, or $0.79 net loss per share, compared to a net loss of $31.9 million, or $1.23 net loss per share reported for the same period in 2021.
•EBITDA for the third quarter of 2022 was a loss of $12.2 million compared to a loss of $20.4 million for the same period in 2021.
•Adjusted EBITDA for the third quarter of 2022 was a loss of $8.0 million compared to an Adjusted EBITDA loss of $4.0 million for the same period in 2021.
•Adjusted net loss for the third quarter of 2022 was $11.9 million, or $0.44 adjusted diluted net loss per share, compared to an adjusted net loss of $9.3 million, or $0.36 adjusted diluted net loss per share, for the same period in 2021.

Summary of Year-to-Date Financial Results
•Revenues were reported at $258.1 million for the nine months ended September 30, 2022, a 28.3% increase compared to $201.3 million for the same period in 2021.
•Net loss for the nine months ended September 30, 2022 was $55.8 million, or $2.06 net loss per share, compared to a net loss of $50.2 million, or $2.05 net loss per share reported for the same period in 2021.
•EBITDA for the nine months ended September 30, 2022 was a loss of $28.6 million compared to a loss of $34.9 million for the same period in 2021.
•Adjusted EBITDA for the nine months ended September 30, 2022 was a loss of $16.0 million compared to an Adjusted EBITDA loss of $12.9 million for the same period in 2021.
•Adjusted net loss for the nine months ended September 30, 2022 was $28.9 million, or $1.06 adjusted diluted net loss per share, compared to an adjusted net loss of $26.0 million, or $1.06 adjusted diluted net loss per share, for the same period in 2021.

A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

The Company's key performance indicators ARR and Active Sites(1) are organized into three product groupings: Guest Engagement (Punchh and MENU), Operator Solutions (Brink POS, PAR Pay, and PAR Payment Services), and Back Office (Data Central).

Highlights of Guest Engagement - Third Quarter 2022(1):
•ARR at end of Q3 '22 totaled $57.5 million
•New store Activations in Q3 '22 totaled 5,698 sites
•Active Sites as of September 30, 2022 totaled 67,104 restaurants

Highlights of Operator Solutions - Third Quarter 2022(1):

•ARR at end of Q3 '22 totaled $38.9 million
•New store Activations in Q3 '22 totaled 985 sites
•Bookings in Q3 '22 totaled 1,137 sites
•Active Sites as of September 30, 2022 totaled 18,572 restaurants

Highlights of Back Office - Third Quarter 2022(1):
•ARR at end of Q3 '22 totaled $10.2 million
•New store Activations in Q3 '22 totaled 367 sites
•Active Sites as of September 30, 2022 totaled 6,668 restaurants

PAR Technology CEO, Savneet Singh commented, “The continued growth in our subscription services software revenues positions our Company well to deliver strong financial performance for the next few years. Each time we add a new customer it opens up the opportunity for a long term relationship where we can introduce our new products and increase long term value to the customer and life time value to PAR. These additional customer opportunities and added revenues related to our new unified experience products will allow us to grow revenue while leveraging the prior investments we had made. That leverage will drive incremental operating profits and allow our Company to exit FY 2023 cash flow positive.”

Earnings Conference Call.
There will be an earnings conference call at 9:00 a.m. (Eastern) on November 9, 2022, during which the Company’s management will discuss the financial results for the third quarter ended September 30, 2022. To participate on the conference call, please register in advance via the link provided at https://www.partech.com/investor-relations/. After registering, a confirmation email will be sent including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the entire call we suggest registering at least 10 minutes before the start of the call. The conference call will also be webcast live. To access the webcast, please visit https://www.partech.com/investor-relations/; a recording of the webcast will be available on the site after the event.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE Symbol: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 100,000 restaurants in more than 110 countries use PAR’s restaurant point-of-sale, loyalty, payments, digital ordering and back-office software solutions as well as industry leading hardware and drive-thru offerings. To learn more, visit partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram.

On November 9, 2022, the Company published its inaugural Environmental, Social and Governance Report, which highlights the Company's accomplishments in 2021 and includes certain initiatives implemented in 2022. The ESG report can be found at https://www.partech.com/company/ESG.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain operating data and non-GAAP financial measures in the evaluation and management of our business. Select key operating data and non-GAAP financial measures have been provided in this press release as we believe these to be useful in facilitating period-to-period comparisons of our business performance. Operating data and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Operating data and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “About Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this press release is as of September 30, 2022.

As used in this press release:

Annualized Recurring Revenue or "ARR” is the annualized revenue from SaaS and related revenue of our software products. We calculate ARR by annualizing the monthly recurring revenue for all Active Sites as of the last day of each month for the respective reporting period. ARR also includes recurring payment processing services revenue, net of expenses. We charge a per-transaction fee each time a customer payment is processed electronically.

“Active Sites” represent locations active on PAR’s SaaS software as of the last day of the respective fiscal period.

“Activations” are calculated as of the end of each month based on the number of SaaS customers that have initiated use of our software products/platforms. Once “activated”, PAR begins to invoice/bill the customer. In specific cases with Punchh, invoicing takes place before activation takes place.

“Booking” is a customer purchase order for SaaS; upon PAR's acceptance, the customer is obligated to purchase the SaaS and pay PAR for the services. In specific cases with Punchh, bookings are added at the time of execution of the relevant master services agreement.

Trademarks.

“PARTM,” “Brink POS®,” "MENUTM",“Punchh®,” “Data Central®,” "PARTM Pay”, “PARTM Payment Services” and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release on our business, financial condition, and results of operations. Factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release include the continuing impact of COVID-19 on our business and operating results, including actions taken by governmental authorities (including COVID-19 lockdowns), businesses and individuals in response; unfavorable macroeconomic conditions, such as recession or slowed economic growth, increased interest rates, inflation, and a decline in consumer confidence and discretionary spending; geopolitical events, such as the Russia-Ukraine war; the competitive marketplace for talent and its impact on employee recruitment and retention; component shortages, inventory management, and/or manufacturing disruptions and logistics challenges; and the other factors, risks, trends and uncertainties discussed in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share amounts)

Assets	September 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$89,504	$188,419
Short-term investments	40,015	—
Accounts receivable – net	54,845	49,978
Inventories	39,707	35,078
Other current assets	9,185	9,532
Total current assets	233,256	283,007
Property, plant and equipment – net	12,836	13,709
Goodwill	485,121	457,306
Intangible assets – net	116,242	118,763
Lease right-of-use assets	2,736	4,348
Other assets	14,550	11,016
Total assets	$864,741	$888,149
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$180	$705
Accounts payable	24,601	20,845
Accrued salaries and benefits	17,848	17,265
Accrued expenses	5,190	5,042
Customers payable	3,985	—
Lease liabilities – current portion	1,262	2,266
Customer deposits and deferred service revenue	12,693	14,394
Total current liabilities	65,759	60,517
Lease liabilities – net of current portion	1,717	2,440
Deferred service revenue – noncurrent	5,888	7,597
Long-term debt	388,680	305,845
Other long-term liabilities	19,611	7,405
Total liabilities	481,655	383,804
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $0.02 par value, 58,000,000 shares authorized, 28,529,832 and 28,094,333 shares issued, 27,283,410 and 26,924,397 outstanding at September 30, 2022 and December 31, 2021, respectively	569	562
Additional paid in capital	592,100	640,937
Accumulated deficit	(191,723)	(122,505)
Accumulated other comprehensive loss	(4,204)	(3,704)
Treasury stock, at cost, 1,246,422 shares and 1,181,449 shares at September 30, 2022 and December 31, 2021, respectively	(13,656)	(10,945)
Total shareholders’ equity	383,086	504,345
Total Liabilities and Shareholders’ Equity	$864,741	$888,149

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2022 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2022	2021	2022	2021
Revenues, net:
Product	$31,343	$30,291	$84,820	$72,786
Service	37,010	29,530	106,550	74,743
Contract	24,414	18,039	66,775	53,748
Total revenues, net	92,767	77,860	258,145	201,277
Costs of sales:
Product	25,458	22,786	69,666	56,158
Service	24,021	20,792	64,981	52,427
Contract	21,880	16,068	60,356	49,175
Total cost of sales	71,359	59,646	195,003	157,760
Gross margin	21,408	18,214	63,142	43,517
Operating expenses:
Selling, general and administrative	26,543	21,662	75,309	59,145
Research and development	12,843	10,122	33,785	24,574
Amortization of identifiable intangible assets	465	539	1,399	1,303
Gain on insurance proceeds	—	—	—	(4,400)
Total operating expenses	39,851	32,323	110,493	80,622
Operating loss	(18,443)	(14,109)	(47,351)	(37,105)
Other expense, net	(179)	(539)	(804)	(931)
Interest expense, net	(2,140)	(5,406)	(7,054)	(12,503)
Loss on extinguishment of debt	—	(11,916)	—	(11,916)
Loss before provision for income taxes	(20,762)	(31,970)	(55,209)	(62,455)
(Provision for) benefit from income taxes	(578)	37	(629)	12,295
Net loss	$(21,340)	$(31,933)	$(55,838)	$(50,160)
Net loss per share (basic and diluted)	$(0.79)	$(1.23)	$(2.06)	$(2.05)
Weighted average shares outstanding (basic and diluted)	27,110	25,998	27,150	24,485
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

The following table sets forth certain unaudited supplemental financial data for the seven trailing quarters indicated (in thousands):

Segment Revenue by Product Line:

	2022			2021
	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$30,796	$27,771	$24,653	$31,207	$29,669	$23,355	$17,835
Software	22,438	20,629	19,347	17,710	17,168	15,100	7,876
Services	15,119	15,771	14,846	13,905	12,984	12,669	10,873
Total Restaurant/Retail	$68,353	$64,171	$58,846	$62,822	$59,821	$51,124	$36,584

Government
Intelligence, Surveillance, and Reconnaissance	$14,710	$11,747	$12,290	$9,861	$9,619	$9,284	$9,547
Mission Systems	8,982	8,883	8,915	8,482	8,237	8,338	8,131
Product Services	722	292	234	434	183	204	205
Total Government	$24,414	$20,922	$21,439	$18,777	$18,039	$17,826	$17,883

Total Revenue	$92,767	$85,093	$80,285	$81,599	$77,860	$68,950	$54,467

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, the non-GAAP financial measures set forth in the reconciliation tables below, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s unaudited interim condensed consolidated financial statements prepared in accordance with GAAP.

Within this press release, the Company makes reference to EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition expenses, certain pending litigation expenses and other non-recurring charges that may not be indicative of our financial performance; and adjusted net loss/adjusted diluted net loss per share represents the exclusion of amortization of acquired intangible assets, certain non-cash and non-recurring charges, including stock-based compensation, acquisition expense, certain pending litigation expenses and other non-recurring charges that may not be indicative of our financial performance.

The Company is presenting adjusted EBITDA and adjusted net loss because we believe that these financial measures provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results and those of other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the reconciliations to GAAP in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting its ongoing cash earnings, from which capital investments are made and debt is serviced.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition related expenditures, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its net loss and diluted loss per share to remove non-recurring charges provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

However, EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss, as well as diluted loss per share and adjusted diluted loss per share.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended September 30,
	2022	2021
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(21,340)	$(31,933)
Provision for (benefit from) income taxes	578	(37)
Interest expense	2,140	5,406
Depreciation and amortization	6,441	6,199
EBITDA	$(12,181)	$(20,365)
Stock-based compensation expense (1)	3,490	3,785
Regulatory matter (2)	415	—
Acquisition and integration costs (3)	134	138
Loss on extinguishment of debt (4)	—	11,916
Other expense – net (5)	179	539
Adjusted EBITDA	$(7,963)	$(3,987)

1	Adjustments reflect stock-based compensation expense included within selling, general, and administrative expenses and cost of contracts of $3.5 million and $3.8 million for the three months ended September 30, 2022 and 2021, respectively.
2	Adjustment reflects a non-recurring expense accrued related to our efforts to resolve a regulatory matter of $0.4 million for the three months ended September 30, 2022.
3	Adjustment reflects the expenses incurred in the acquisition of MENU Technologies AG ("MENU") of $0.1 million for the three months ended September 30, 2022, and the acquisition of Punchh, Inc. ("Punchh") of $0.1 million for the three months ended September 30, 2021.
4	Adjustment reflects the $11.9 million loss on extinguishment of debt related to the repayment of the senior secured term loan under the credit agreement we entered into with Owl Rock First Lien Master Fund, L.P. (the “Owl Rock Term Loan”) during the three months ended September 30, 2021.
5	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Three Months Ended September 30,
	2022		2021
Reconciliation of Adjusted Net Loss/Adjusted Diluted Loss per Share:
Net loss/diluted loss per share	$(21,340)	$(0.79)	$(31,933)	$(1.23)
Provision for income taxes (1)	—	—	(162)	(0.01)
Non-cash interest expense (2)	504	0.02	2,118	0.08
Acquired intangible assets amortization (3)	4,712	0.17	4,279	0.16
Stock-based compensation expense (4)	3,490	0.13	3,785	0.15
Regulatory matter (5)	415	0.02	—	—
Acquisition and integration costs (6)	134	—	138	0.01
Loss on extinguishment of debt (7)	—	—	11,916	0.46
Other expense – net (8)	179	0.01	539	0.02
Adjusted net loss/adjusted diluted loss per share	$(11,906)	$(0.44)	$(9,320)	$(0.36)

Adjusted weighted average common shares outstanding	27,110		25,998

1	Adjustment reflects a partial release of the Company's deferred taxed asset valuation allowance of $0.2 million related to the acquisition of Punchh for the three months ended September 30, 2021.
2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the Company's 4.500% Convertible Senior Notes due 2024, 2.875% Convertible Senior Notes due 2026 and 1.500% Convertible Senior Notes due 2027 (collectively, the "Notes") of $0.5 million and $2.1 million for the three months ended September 30, 2022 and 2021, respectively.
3	Adjustment amortization expense of acquired developed technology included within cost of sales of $4.3 million and $3.8 million for the three months ended September 30, 2022 and 2021, respectively; and amortization expense of acquired intangible assets of $0.4 million and $0.5 million for the three months ended September 30, 2022 and 2021, respectively.
4	Adjustments reflect stock-based compensation expense included within selling, general, and administrative expenses and cost of contracts of $3.5 million and $3.8 million for the three months ended September 30, 2022 and 2021, respectively.
5	Adjustment reflects a non-recurring expense accrued related to our efforts to resolve a regulatory matter of $0.4 million for the three months ended September 30, 2022.
6	Adjustment reflects the expenses incurred in the acquisition of MENU of $0.1 million for the three months ended September 30, 2022, and the acquisition of Punchh of $0.1 million for the three months ended September 30, 2021.
7	Adjustment reflects the $11.9 million loss on extinguishment of debt related to the repayment of the Owl Rock Term Loan during the three months ended September 30, 2021.
8	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Nine Months Ended September 30,
(in thousands)	2022	2021
Reconciliation of EBITDA and Adjusted EBITDA:
Net loss	$(55,838)	$(50,160)
Provision for (benefit from) income taxes	629	(12,295)
Interest expense	7,054	12,503
Depreciation and amortization	19,593	15,069
EBITDA	$(28,562)	$(34,883)
Stock-based compensation expense (1)	10,257	9,356
Regulatory matter (2)	415	50
Litigation expense (3)	—	600
Acquisition and integration costs (4)	1,085	3,526
Gain on insurance proceeds (5)	—	(4,400)
Loss on extinguishment of debt (6)	—	11,916
Other expense – net (7)	804	931
Adjusted EBITDA	$(16,001)	$(12,904)

1	Adjustment reflects stock-based compensation expense included within selling, general and administrative expenses and cost of contracts of $10.3 million and $9.4 million for the nine months ended September 30, 2022 and 2021, respectively.
2	Adjustment reflects non-recurring expenses related to our efforts to resolve regulatory matters of $0.4 million and $0.05 million for the nine months ended September 30, 2022 and 2021, respectively.
3	Adjustment reflects the expenses accrued for a legal matter of $0.6 million for the nine months ended September 30, 2021.
4	Adjustment reflects the expenses incurred in the acquisition of MENU of $1.1 million for the nine months ended September 30, 2022, and the acquisition of Punchh of $3.5 million for the nine months ended September 30, 2021.
5	Adjustment reflects a gain from insurance proceeds stemming from a legacy claim of $4.4 million for the nine months ended September 30, 2021
6	Adjustment reflects loss on extinguishment of debt of $11.9 million related to the repayment of the Owl Rock Term Loan for the nine months ended September 31, 2021
7	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Nine Months Ended September 30,
	2022		2021
Reconciliation of adjusted net loss/diluted loss per share:
Net loss/diluted loss per share	$(55,838)	$(2.06)	$(50,160)	$(2.05)
Provision for income taxes (1)	—	—	(12,522)	(0.51)
Non-cash interest expense (2)	1,484	0.05	5,035	0.21
Acquired intangible assets amortization (3)	12,941	0.48	9,630	0.39
Stock-based compensation expense (4)	10,257	0.38	9,356	0.38
Regulatory matter (5)	415	0.02	50	—
Litigation expense (6)	—	—	600	0.02
Acquisition and integration costs (7)	1,085	0.04	3,526	0.14
Gain on insurance proceeds (8)	—	—	(4,400)	(0.18)
Loss on extinguishment of debt (9)			11,916	0.49
Other expense – net (10)	804	0.03	931	0.05
Adjusted net loss/adjusted diluted loss per share	$(28,852)	$(1.06)	$(26,038)	$(1.06)

Adjusted weighted average common shares outstanding	27,150		24,485

1	Adjustment reflects a partial release of the Company's deferred taxed asset valuation allowance of $12.5 million related to the Company's acquisition of Punchh for the nine months ended September 30, 2021.
2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the Notes of $1.5 million and $5.0 million for the nine months ended September 30, 2022 and 2021, respectively.
3	Adjustment amortization expense of acquired developed technology included within cost of sales of $11.5 million and $8.3 million for the nine months ended September 30, 2022 and 2021, respectively; and amortization expense of acquired intangible assets of $1.4 million and $1.3 million for the nine months ended September 30, 2022 and 2021, respectively.
4	Adjustment reflects stock-based compensation expense included within selling, general and administrative expenses and cost of contracts of $10.3 million and $9.4 million for the nine months ended September 30, 2022 and 2021, respectively.
5	Adjustment reflects non-recurring expenses related to our efforts to resolve regulatory matters of $0.4 million and $0.05 million for the nine months ended September 30, 2022 and 2021, respectively.
6	Adjustment reflects the expenses accrued for a legal matter of $0.6 million for the nine months ended September 30, 2021.
7	Adjustment reflects the expenses incurred in the acquisition of MENU of $1.1 million for the nine months ended September 30, 2022, and the acquisition of Punchh of $3.5 million for the nine months ended September 30, 2021.
8	Adjustment reflects the a gain from insurance proceeds stemming from a legacy claim of $4.4 million for the nine months ended September 30, 2021.
9	Adjustment reflects loss on extinguishment of debt of $11.9 million related to the repayment of the Owl Rock Term Loan for the nine months ended September 31, 2021
10	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.